Exhibit 99.1

INTERACTIVE DATA COMPLETES SHARE REPURCHASE PROGRAM AND
ANNOUNCES NEW ONE MILLION SHARE REPURCHASE PROGRAM

BEDFORD, Mass., September 28, 2004—Interactive Data Corporation (NYSE:IDC), a leading global provider of securities pricing, financial information and analytic tools to institutional and individual investors, today announced it has completed its one million share buyback program, which was originally authorized in August 2002. During the third quarter of 2004, Interactive Data acquired 786,000 shares of its common stock at an average purchase price of $17.95 per share. The average price for all common stock repurchased under the August 2002 share buyback program was $17.05 per share.

With the completion of this most recent program, Interactive Data’s Board of Directors has authorized a new buyback program for the repurchase of up to one million shares of its common stock. These repurchases will be made in the open market or in privately negotiated transactions from time to time, subject to market conditions and other factors and in compliance with applicable legal requirements. The company will use cash on hand to fund any purchases. The company is not obligated to acquire any particular amount of common stock as a result of the plan, which may be suspended at any time at the company’s discretion.

About Interactive Data Corporation
Interactive Data Corporation is a leading global provider of securities pricing, financial information, and analytic tools to institutional and individual investors. The company supplies time-sensitive pricing (including evaluated pricing), dividend, corporate action, and descriptive information for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the company’s services in support of their trading, analysis, portfolio management, and valuation activities.

Interactive Data Corporation is headquartered in Bedford, Massachusetts. Through its branded businesses, FT Interactive Data, ComStock, CMS BondEdge, and eSignal, Interactive Data Corporation has approximately 2,000 employees in offices located throughout North America, Europe, Asia, and Australia. Pearson plc (NYSE: PSO), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, owns approximately 60 percent of the outstanding common stock of Interactive Data Corporation.

Interactive Data Corporation Forward-looking and Cautionary Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act. These statements include all statements that are not historical facts including our statements related to any potential future stock repurchase transactions, including the timing, nature and financial impact of any such transactions. These statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Those risks and uncertainties include, but are not limited to, such factors as: the relative performance of the economy and the U.S. stock markets as a whole, fluctuations in the market price of our common stock and other market conditions, the difficulty of predicting our future cash needs, the nature of other investment opportunities available to us from time to time and fluctuations in our operating cash flow. We undertake no obligation to update these forward-looking statements. Other risks that may impact forward-looking statements are described in detail in our periodic reports filed from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2003.

###

CONTACTS:

Interactive Data Corporation
Investor Contact:
Andrew Kramer, 781-687-8306
Andrew.Kramer@ftid.com
or
Media Contact:
Jeanne Murphy, 781-687-8548
jeanne.murphy@ftid.com